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                                                        EXHIBIT 23.2


                        [PLANTE & MORAN, LLP LETTERHEAD]




                        CONSENT TO INDEPENDENT AUDITORS


We consent to the use of our report dated January 20, 1999 on the financial statements of Michigan Heritage Bancorp, Inc. for the years ended December 31, 1998, 1997 and 1996 in this Amendment No. 2 to Form SB-2 Registration Statement (File No. 333-78967) for the registration of 500,000 shares of its common stock. We also consent to the reference to us under the heading "Experts" in the registration statement.



                                                     /s/ Plante & Moran, LLP




Bloomfield Hills, MI
July 20, 1999